EXHIBIT 99.1

Power Integrations Reports Fourth Straight Quarter of Record Revenues and Net Income

Quarterly Revenues Grew 62 Percent Year-Over-Year, 12 Percent Sequentially to $79.9 Million

SAN JOSE, Calif., Aug. 2, 2010 (GLOBE NEWSWIRE) -- Power Integrations (Nasdaq:POWI), the leader in high-voltage integrated circuits for energy-efficient power conversion, today announced financial results for the quarter ended June 30, 2010.

Net revenues for the quarter were $79.9 million, up 12 percent compared with the prior quarter and 62 percent compared with the second quarter of 2009. Net income was a record $15.6 million, or $0.53 per diluted share, compared with net income of $12.3 million, or $0.42 per diluted share in the prior quarter and net income of $4.5 million, or $0.16 per diluted share, in the second quarter of 2009. Gross margin for the second quarter was 52.0 percent; operating margin was 23.6 percent.

In addition to its GAAP results, the company provided certain non-GAAP financial measures that exclude stock-based compensation expenses and the related tax effects. Non-GAAP net income for the second quarter was $17.7 million or $0.60 per diluted share, compared with $14.3 million or $0.49 per diluted share in the prior quarter and $6.9 million or $0.25 per diluted share in the second quarter of 2009. Non-GAAP gross margin for the quarter was 52.2 percent; non-GAAP operating margin was 26.7 percent.

Commented Balu Balakrishnan, president and CEO of Power Integrations: "Our second-quarter results were strong across the board, with record revenues, significant margin expansion and strong cash flow. Our quarterly revenues have nearly doubled over the past five quarters, and we are almost 50 percent above our pre-recession peak in the third quarter of 2008."

Balakrishnan added: "Tighter energy-efficiency requirements – both policy- and market-driven – are transforming the power-supply market, and we believe we are gaining market share by offering innovative products that enable high efficiency without adding cost and complexity. We continue to extend our market leadership and broaden our addressable market with innovative new product families such as our Hiper™ products for the high-power market, and the brand-new LinkSwitch™-PL and LinkSwitch-PH, which bring unprecedented integration to the LED lighting market."

Additional Highlights

  Quarterly cash flow from operations was $35.1 million. The company had $228.9 million in cash and investments at June 30, 2010, an increase of $18.7 million from the prior quarter.
  The company repurchased approximately 225,000 shares of its common stock during the quarter for $7.9 million.
  The company paid a quarterly dividend of $0.05 per share on June 30, 2010. The next quarterly dividend of $0.05 per share will be paid on September 30, 2010 to stockholders of record as of August 31, 2010.
  Power Integrations received 13 U.S. patents and 3 foreign patents during the quarter, and had a total of 309 U.S. patents and 196 foreign patents as of June 30, 2010.
  Last month, a federal court ruled that Fairchild Semiconductor had willfully infringed four of Power Integrations' patents, determining that Fairchild had engaged in "blatant copying" of the company's patented technologies. In light of the finding of willfulness, Power Integrations now intends to seek enhancement of the pending damage award, which currently stands at $6.1 million.

Financial Outlook

Regarding the company's third-quarter outlook, Mr. Balakrishnan noted: "We saw exceptionally strong sales in Europe during the second quarter due to distributor transitions that resulted in some end-customer purchases being pulled into the second quarter. Although this will have the effect of reducing our sequential growth rate in the third quarter, this is simply a matter of timing. Also, our third-quarter sales are likely to be constrained by shortages of our LinkSwitch-II products, which continue to be in high demand. Nevertheless, we expect third-quarter revenues to be in the range of $78 million to $82 million, which would be an increase of 30 percent or more from last year's strong third quarter."

The company added that it expects its third-quarter gross margin to be between 51 percent and 52 percent, with operating expenses between $23.5 million and $24.5 million including approximately $2.7 million of stock-based compensation expenses.

Conference Call Today at 1:45 p.m. Pacific Time

Power Integrations management will hold a conference call today at 1:45 p.m. Pacific time. Members of the investment community can join the call by dialing 1-877-303-9795 from within the United States or 1-631-291-4581 from outside the U.S. The call will be available via a live and archived webcast on the investor section of the company's website, http://investors.powerint.com.

About Power Integrations

Power Integrations is the leading supplier of high-voltage analog integrated circuits used in energy-efficient power conversion. The company's innovative technology enables compact, energy-efficient power supplies in a wide range of electronic products, in AC-DC, DC-DC and LED lighting applications. Since its introduction in 1998, Power Integrations' EcoSmart™energy-efficiency technology has saved an estimated $4.2 billion of standby energy waste and prevented millions of tons of CO2 emissions. The company's Green Room web site (www.powerint.com/greenroom) provides a wealth of information about "energy vampires" and the issue of standby energy waste, along with a comprehensive guide to energy-efficiency standards around the world. Reflecting the environmental benefits of EcoSmart technology, Power Integrations is included in clean-technology stock indices sponsored by the Cleantech Group (Amex:CTIUS) and Clean Edge (Nasdaq:CELS). For more information, please visit www.powerint.com.

Note Regarding Use of Non-GAAP Financial Measures

In addition to the company's consolidated financial statements, which are presented according to GAAP, the company provides certain non-GAAP financial information that excludes stock-based compensation expenses recorded under Accounting Standard Codification 718-20 ("ASC 718-20"), and the related tax effects. The company uses these non-GAAP measures in its own financial and operational decision-making processes and, with respect to one measure, in setting performance targets for employee-compensation purposes. Further, the company believes that these non-GAAP measures offer an important analytical tool to help investors understand the company's core operating results and trends, and to facilitate comparability with the company's historical results and with the operating results of other companies that provide similar non-GAAP measures. These non-GAAP measures have certain limitations as analytical tools and are not meant to be considered in isolation or as a substitute for GAAP financial information. For example, stock-based compensation is an important component of the company's compensation mix, and will continue to result in significant expenses in the company's GAAP results for the foreseeable future, but is not reflected in the non-GAAP measures. Also, other companies, including companies in Power Integrations' industry, may calculate non-GAAP financial measures differently, limiting their usefulness as comparative measures.

Note Regarding Forward-Looking Statements

The statements in this press release relating to the company's expectation of the timing of production shipments of its new product families and its projected third-quarter 2010 financial performance are forward-looking statements, reflecting management's current forecast. These forward-looking statements are based on current information that is, by its nature, subject to rapid and even abrupt changes. Due to risks and uncertainties associated with the company's business, actual results could differ materially from those projected or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to: changes in global macroeconomic conditions that may impact the level of demand for the company's products; the ability of the company to obtain sufficient quantities of wafers in a timely manner from its suppliers; potential changes and shifts in customer demand away from end products that utilize the company's integrated circuits to end products that do not incorporate the company's products; the company's ability to maintain and establish strategic relationships; the effects of competition; customer reaction to the effects of design wins may not be as the company expects; the risks inherent in the development and delivery of complex technologies; the outcome and cost of patent litigation; the company's ability to attract, retain and motivate qualified personnel; the emergence of new markets for the company's products and services; the company's ability to compete in those markets based on timeliness, cost and market demand; unforeseen costs and expenses; and fluctuations in currency exchange rates. In addition, new product introductions and design wins are subject to the risks and uncertainties that typically accompany development and delivery of complex technologies to the marketplace, including product development delays and defects and market acceptance of the new products. These and other risk factors are more fully explained under the caption "Risk Factors" in the company's most recent quarterly report on Form 10-Q, filed with the Securities and Exchange Commission on  May 6, 2010. The company is under no obligation (and expressly disclaims any obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Power Integrations, EcoSmart, LinkSwitch, Hiper and the Power Integrations logo are trademarks or registered trademarks of Power Integrations, Inc. All other trademarks are the property of their respective owners.

POWER INTEGRATIONS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per-share amounts)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2010	March 31, 2010	June 30, 2009	June 30, 2010	June 30, 2009
NET REVENUES	$ 79,858	$ 71,507	$ 49,250	$ 151,365	$ 89,539

COST OF REVENUES	38,369	35,585	25,053	73,954	44,410

GROSS PROFIT	41,489	35,922	24,197	77,411	45,129

OPERATING EXPENSES:
Research and development	8,674	8,111	7,689	16,785	15,413
Sales and marketing	7,527	6,920	5,925	14,447	12,147
General and administrative	6,465	6,013	5,594	12,478	11,275
Total operating expenses	22,666	21,044	19,208	43,710	38,835

INCOME FROM OPERATIONS	18,823	14,878	4,989	33,701	6,294

OTHER INCOME, net	471	494	754	965	1,578

INCOME BEFORE PROVISION FOR
INCOME TAXES	19,294	15,372	5,743	34,666	7,872

PROVISION FOR INCOME TAXES	3,707	3,058	1,214	6,765	2,939

NET INCOME	$ 15,587	$ 12,314	$ 4,529	$ 27,901	$ 4,933

EARNINGS PER SHARE:
Basic	$ 0.56	$ 0.45	$ 0.17	$ 1.01	$ 0.18
Diluted	$ 0.53	$ 0.42	$ 0.16	$ 0.95	$ 0.18

SHARES USED IN PER-SHARE CALCULATION:
Basic	27,844	27,470	26,804	27,658	26,925
Diluted	29,535	29,358	27,944	29,460	28,009

SUPPLEMENTAL INFORMATION:

Stock-based compensation expenses included in:
Cost of revenues	$ 173	$ 157	$ 264	$ 330	$ 426
Research and development	929	727	1,080	1,656	2,916
Sales and marketing	639	410	562	1,049	1,556
General and administrative	775	733	748	1,508	1,741
Total stock-based compensation expense	$ 2,516	$ 2,027	$ 2,654	$ 4,543	$ 6,639

Operating expenses include the following:
Patent-litigation expenses	$ 1,516	$ 1,087	$ 934	$ 2,603	$ 1,765

REVENUE MIX BY PRODUCT FAMILY
TOPSwitch	25%	24%	25%	25%	24%
TinySwitch	39%	39%	43%	39%	44%
LinkSwitch	35%	36%	31%	35%	30%
Other	1%	1%	1%	1%	2%

REVENUE MIX BY END MARKET
Communications	28%	32%	32%	30%	32%
Computer	12%	12%	14%	12%	15%
Consumer	40%	36%	37%	38%	36%
Industrial	20%	20%	17%	20%	17%

POWER INTEGRATIONS, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP RESULTS
(in thousands, except per-share amounts)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2010	March 31, 2010	June 30, 2009	June 30, 2010	June 30, 2009
RECONCILIATION OF GROSS PROFIT
GAAP gross profit	$ 41,489	$ 35,922	$ 24,197	$ 77,411	$ 45,129
GAAP gross profit margin	52.0%	50.2%	49.1%	51.1%	50.4%

Stock-based compensation included in cost of revenues	173	157	264	330	426

Non-GAAP gross profit	$ 41,662	$ 36,079	$ 24,461	$ 77,741	$ 45,555
Non-GAAP gross profit margin	52.2%	50.5%	49.7%	51.4%	50.9%

RECONCILIATION OF OPERATING EXPENSES
GAAP operating expenses	$ 22,666	$ 21,044	$ 19,208	$ 43,710	$ 38,835

Less: Stock-based compensation included in operating expenses
Research and development	929	727	1,080	1,656	2,916
Sales and marketing	639	410	562	1,049	1,556
General and administrative	775	733	748	1,508	1,741
Total	2,343	1,870	2,390	4,213	6,213

Non-GAAP operating expenses	$ 20,323	$ 19,174	$ 16,818	$ 39,497	$ 32,622

RECONCILIATION OF INCOME FROM OPERATIONS
GAAP income from operations	$ 18,823	$ 14,878	$ 4,989	$ 33,701	$ 6,294
GAAP operating margin	23.6%	20.8%	10.1%	22.3%	7.0%

Stock-based compensation included in cost of revenues	173	157	264	330	426
Stock-based compensation included in operating expenses	2,343	1,870	2,390	4,213	6,213

Non-GAAP income from operations	$ 21,339	$ 16,905	$ 7,643	$ 38,244	$ 12,933
Non-GAAP operating margin	26.7%	23.6%	15.5%	25.3%	14.4%

RECONCILIATION OF PROVISION FOR INCOME TAXES
GAAP provision for income taxes	$ 3,707	$ 3,058	$ 1,214	$ 6,765	$ 2,939
GAAP effective tax rate	19.2%	19.9%	21.1%	19.5%	37.3%

Tax effect of items excluded from non-GAAP results	(356)	(6)	(307)	(362)	(757)

Non-GAAP provision for income taxes	$ 4,063	$ 3,064	$ 1,521	$ 7,127	$ 3,696
Non-GAAP effective tax rate	18.6%	17.6%	18.1%	18.2%	25.5%

RECONCILIATION OF NET INCOME PER SHARE (DILUTED)
GAAP net income	$ 15,587	$ 12,314	$ 4,529	$ 27,901	$ 4,933

Adjustments to GAAP net income
Total stock-based compensation	2,516	2,027	2,654	4,543	6,639
Tax effect of items excluded from non-GAAP results	(356)	(6)	(307)	(362)	(757)

Non-GAAP net income	$ 17,747	$ 14,335	$ 6,876	$ 32,082	$ 10,815

Average shares outstanding for calculation of non-GAAP income per share (diluted)	29,535	29,358	27,944	29,460	28,009

Non-GAAP income per share (diluted)
	$ 0.60	$ 0.49	$ 0.25	$ 1.09	$ 0.39

Note on use of non-GAAP financial measures:
In addition to the company's consolidated financial statements, which are prepared according to GAAP, the company provides certain non-GAAP financial information that excludes stock-based compensation expenses recognized under Accounting Standard Codification ("ASC") 718-20 and the related tax effects. The company uses these non-GAAP measures in its own financial and operational decision-making processes and, with respect to one measure, in setting performance targets for employee-compensation purposes. Further, the company believes that these non-GAAP measures offer an important analytical tool to help investors understand the company's core operating results and trends, and to facilitate comparability with the company's historical results and with the operating results of other companies that provide similar non-GAAP measures. These non-GAAP measures have certain limitations as analytical tools and are not meant to be considered in isolation or as a substitute for GAAP financial information.

POWER INTEGRATIONS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	June 30, 2010	March 31, 2010	December 31, 2009
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$ 159,775	$ 125,295	$ 134,974
Restricted cash	250	250	250
Short-term investments	12,273	22,129	20,567
Accounts receivable	18,282	27,586	21,756
Inventories	35,724	31,426	26,248
Notes receivable	4,750	--	--
Deferred tax assets	1,474	1,486	1,389
Prepaid expenses and other current assets	7,144	13,130	10,691
Total current assets	239,672	221,302	215,875

INVESTMENTS	56,609	62,562	40,100
PROPERTY AND EQUIPMENT, net	70,739	65,877	62,381
INTANGIBLE ASSETS, net	2,755	2,927	3,099
GOODWILL	1,824	1,824	1,824
DEFERRED TAX ASSETS	13,796	12,996	14,590
OTHER ASSETS	6,686	6,683	6,698
Total assets	$ 392,081	$ 374,171	$ 344,567

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$ 23,109	$ 26,158	$ 16,944
Accrued payroll and related expenses	6,922	5,227	6,145
Taxes payable	251	453	478
Deferred income on sales to distributors	14,926	11,917	9,040
Other accrued liabilities	3,481	2,543	3,309
Total current liabilities	48,689	46,298	35,916

LONG-TERM LIABILITIES
Income taxes payable	26,188	25,023	23,859

Total liabilities	74,877	71,321	59,775

STOCKHOLDERS' EQUITY:
Common stock	28	28	27
Additional paid-in capital	157,354	157,193	150,021
Cumulative translation adjustment	(51)	(46)	4
Retained earnings	159,873	145,675	134,740
Total stockholders' equity	317,204	302,850	284,792
Total liabilities stockholders' equity	$ 392,081	$ 374,171	$ 344,567

POWER INTEGRATIONS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)
	Three Months Ended		Six Months Ended
	June 30, 2010	June 30, 2009	June 30, 2010	June 30, 2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$ 15,587	$ 4,529	$ 27,901	$ 4,933
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	3,201	2,482	6,134	4,978
Gain on sale of property and equipment	(362)	(10)	(349)	(10)
Stock-based compensation expense	2,516	2,655	4,543	6,641
Amortization of discount on held-to-maturity investments	508	104	858	51
Deferred income taxes	(788)	(952)	710	280
Provision for (reduction in provision for) accounts receivable and other allowances	(18)	184	(18)	85
Excess tax benefit from stock options exercised	285	(6)	(891)	(11)
Tax benefit associated with employee stock plans	115	110	2,040	183
Change in operating assets and liabilities:
Accounts receivable	9,322	3,614	3,492	(1,417)
Inventories	(4,275)	6,284	(9,460)	6,034
Prepaid expenses and other assets	4,234	(3,090)	3,562	(3,819)
Accounts payable	(1,842)	1,733	4,453	839
Taxes payable and other accrued liabilities	3,596	263	3,006	(792)
Deferred income on sales to distributors	3,008	(509)	5,885	1,265
Net cash provided by operating activities	35,087	17,391	51,866	19,240

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(10,153)	(1,721)	(13,513)	(3,488)
Proceeds from sale of property and equipment	1,415	--	1,415	--
Notes to third party	(3,000)	--	(4,750)	--
Purchases of held-to-maturity investments	--	--	(27,224)	(2,755)
Proceeds from held-to-maturity investments	15,300	850	18,150	3,850
Net cash provided by (used in) investing activities	3,562	(871)	(25,922)	(2,393)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from issuance of common stock	5,428	1,137	15,463	5,254
Repurchase of common stock	(7,922)	(8,904)	(13,960)	(26,539)
Repurchase of stock options	--	--	--	(9,048)
Retirement of performance shares for income tax withholding	--	--	(769)	--
Payments of dividends to stockholders	(1,390)	(673)	(2,768)	(1,345)
Excess tax benefit from stock options exercised	(285)	6	891	11
Net cash used in financing activities	(4,169)	(8,434)	(1,143)	(31,667)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	34,480	8,086	24,801	(14,820)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	125,295	144,566	134,974	167,472

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$ 159,775	$ 152,652	$ 159,775	$ 152,652

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND
FINANCING ACTIVITIES:
Unpaid property and equipment, net	$ (1,207)	$ (430)	$ 1,711	$ (262)

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest	$ 1	$ 394	$ 1	$ 397
Cash paid for income taxes, net of refunds	$ 598	$ 180	$ 614	$ 353
CONTACT:  Power Integrations, Inc.
          Joe Shiffler
          (408) 414-8528
          jshiffler@powerint.com